Exhibit 4

EXECUTION COPY

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”) dated as of March 10, 2008, by and among Patrick Industries, Inc., an Indiana corporation (the “Company”), Tontine Capital Partners, L.P., a Delaware limited partnership (“TCP”), and Tontine Capital Overseas Master Fund, L.P., a Cayman Islands limited partnership (“TCO” and collectively with TCP, the “Standby Purchasers”);

W I T N E S S E T H:

WHEREAS, the Standby Purchasers and the Company entered into that certain Standby Purchase Agreement dated as of September 17, 2007 (the “Original Agreement”), which provided for the purchase by the Standby Purchasers of shares of the Company’s common stock (the “Common Stock”) in a rights offering proposed under the terms set forth in the Original Agreement (the “Original Rights Offering”); and

WHEREAS, the Standby Purchasers and the Company have terminated the Original Agreement and the Company has terminated the Original Rights Offering, each effective as of the date hereof; and

WHEREAS, in connection with the termination of the Original Agreement and the Original Rights Offering and concurrently with the execution of this Agreement, the Standby Purchasers have entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which the Standby Purchasers have agreed to purchase 1,125,000 shares of Common Stock at a purchase price of $7.00 per share, or an aggregate purchase price of $7,875,000; and

WHEREAS, the Company proposes, as soon as practicable after the Rights Offering Registration Statement (as defined herein) becomes effective, to commence a new rights offering and distribute to holders of the Common Stock of record as of the close of business on the record date of such rights offering (the “Record Date”), non-transferable rights (the “Rights”) to subscribe for and purchase additional shares of Common Stock (the “New Shares”) at a subscription price (the “Subscription Price”) in accordance with the term sheet attached hereto as Annex A and incorporated herein by reference (such term sheet, the “Term Sheet” and such offering, the “Rights Offering”); and

WHEREAS, pursuant to the Rights Offering, shareholders of record will receive one Right, as determined in accordance with the Term Sheet, for each share of Common Stock held by them as of the Record Date, and each whole Right will entitle the holder to purchase a fraction of one New Share, at the Subscription Price (the “Basic Subscription Privilege”); and

WHEREAS, the Company has requested the Standby Purchasers to agree to purchase from the Company upon expiration of the Rights Offering, and the Standby Purchasers are willing to so purchase, New Shares, at the Subscription Price, to the extent such New Shares are not purchased by shareholders pursuant to the exercise of Rights;

WHEREAS, the Company and the Standby Purchasers entered into an Amended and Restated Registration Rights Agreement, dated May 18, 2007 (the “Registration Rights Agreement”) pursuant to which the Company has agreed under certain circumstances to register the resale of shares of Common Stock held by the Standby Purchasers and whereby the Securities (as defined herein) purchased by the Standby Purchasers pursuant to this Agreement would also be eligible to be registered for resale; and

WHEREAS, the Company shall use the proceeds obtained in connection with the Rights Offering and the transactions contemplated under the Securities Purchase Agreement to prepay in full the outstanding principal and pay related accrued interest under the Senior Subordinated Promissory Notes dated as of May 18, 2007, issued by the Company to the Standby Purchasers in connection with financing the Company’s acquisition of Adorn Holdings, Inc.;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1.                                          Certain Other Definitions.  The following terms used herein shall have the meanings set forth below:

“Action” shall mean any action, suit, claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation against or affecting the Company, any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), public board, stock market, stock exchange or trading facility.

“Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Basic Subscription Privilege” shall have the meaning set forth in the recitals hereof.

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Indiana.

“Closing” shall mean the closing of the purchases described in Section 2 hereof, which shall be held at 10:00 a.m. (Chicago time) on the Closing Date at the offices of Barack Ferrazzano Kirschbaum and Nagelberg LLP located at 200 West Madison Street, Suite 3900, Chicago, Illinois 60606, or such other time and place as may be agreed to by the parties hereto.

“Closing Date” shall mean the date that is three (3) Business Days after the Rights Offering Expiration Date, or such other date as may be agreed to by the parties hereto.

“Code” shall have the meaning set forth in Section 3(q) hereof.

“Commission” shall mean the United States Securities and Exchange Commission, or any successor agency thereto.

“Common Stock” shall have the meaning set forth in the recitals hereof.

“Company” shall have the meaning set forth in the preamble hereof.

“Company Indemnified Persons” shall have the meaning set forth in Section 9(b) hereof.

 “Company Shareholder Approval” shall have the meaning set forth in Section 3(h) hereof.

“Environmental Laws” shall have the meaning set forth in Section 3(o) hereof.

“ERISA” shall have the meaning set forth in Section 3(y) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Expenses” shall have the meaning set forth in Section 6(b) hereof.

“Hazardous Materials” shall have the meaning set forth in Section 3(o) hereof.

“GAAP” shall have the meaning set forth in Section 3(e) hereof.

“IBCL” shall mean the Indiana Business Corporation Law; as amended.

“Indemnified Persons” shall have the meaning set forth in Section 9(b) hereof.

“Intellectual Property” shall have the meaning set forth in Section 3(l) hereof.

“Investment Company” shall have the meaning set forth in Section 3(q) hereof.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other law, rule, regulation, order, judgment, decree, ordinance, policy or directive, including those entered, issued, made, rendered or required by any court, administrative or other governmental body, agency or authority, or any arbitrator.

“Market Adverse Effect” shall have the meaning set forth in Section 7(a)(iii) hereof.

“Material Adverse Effect” shall mean a material adverse effect on the financial condition, or on the earnings, financial position, operations, assets, results of operation, business or prospects of the Company and its Subsidiaries taken as a whole.

“New Shares” shall have the meaning set forth in the recitals hereof.

“Original Agreement” shall have the meaning set forth in the recitals hereof.

“Original Rights Offering” shall have the meaning set forth in the recitals hereof.

“Permits” shall have the meaning set forth in Section 3(n) hereof.

“Person” shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

“Prospectus” shall mean a prospectus, as defined in Section 2(10) of the Securities Act, that meets the requirements of Section 10 of the Securities Act and is current with respect to the securities covered thereby.

“Proxy Statement” shall mean a definitive proxy statement filed with the Commission relating to the Rights Offering and the transactions contemplated hereunder, together with all amendments, supplements and exhibits thereto.

“Registration Rights Agreement” shall have the meaning set forth in the recitals hereof.

“Record Date” shall have the meaning set forth in the recitals hereof.

“Rights” shall have the meaning set forth in the recitals hereof.

“Rights Agreement” shall have the meaning set forth in Section 3(x) hereof.

“Rights Offering” shall have the meaning set forth in the recitals hereof.

“Rights Offering Expiration Date” shall mean the date on which the subscription period under the Rights Offering expires.

“Rights Offering Prospectus” shall mean the final Prospectus included in the Rights Offering Registration Statement for use in connection with the issuance of the Rights.

“Rights Offering Registration Statement” shall mean the Company’s Registration Statement on Form S-1 under the Securities Act or such other appropriate form under the Securities Act, pursuant to which the Rights and underlying shares of Common Stock will be registered pursuant to the Securities Act.

“SEC Documents” shall have the meaning set forth in Section 3(e) hereof.

“Securities” shall mean those of the New Shares and Unsubscribed Shares that are purchased by the Standby Purchasers pursuant to Section 2 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Securities Purchase Agreement” shall have the meaning set forth in the recitals hereof.

“Standby Indemnified Persons” shall have the meaning set forth in Section 9(a) hereof.

“Standby Purchasers” shall have the meaning set forth in the preamble hereof.

“Subscription Agent” shall have the meaning set forth in Section 6(a)(vii) hereof.

“Subscription Price” shall have the meaning set forth in the recitals hereof.

“Subsidiaries” shall mean with respect to the Company, Machinery Inc., Harlan Machinery Inc., Adorn Holdings Inc. and Adorn, L.L.C.

 “Term Sheet” shall have the meaning set forth in the recitals hereof.

 “Unsubscribed Shares” shall have the meaning set forth in Section 2(b) hereof.

Section 2.                                          Standby Purchase Commitment.

(a)                                  The Standby Purchasers hereby agree to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchasers, at the Subscription Price, all of the New Shares that will be available for purchase by the Standby Purchasers pursuant to their Basic Subscription Privilege.

(b)                                 Standby Purchasers hereby agree to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchasers, at the Subscription Price, any and all New Shares if and to the extent such New Shares are not purchased by the Company’s shareholders (the “Unsubscribed Shares”) pursuant to the exercise of Rights.  It is understood and agreed that if, and to the extent that the

Standby Purchasers are required to purchase Unsubscribed Shares pursuant to this subsection (b), the Standby Purchasers reserve the right to determine the allocation of Unsubscribed Shares to be purchased by each of them, so long as they purchase 100% of the Unsubscribed Shares in the aggregate.

(c)                                  Payment of the Subscription Price for the Securities shall be made, on the Closing Date, against delivery of certificates evidencing the Securities, in United States dollars by means of certified or cashier’s checks, bank drafts, money orders or wire transfers.

Section 3.                                          Representations and Warranties of the Company.  Except as set forth in the Company’s Disclosure Schedule attached hereto, the Company represents and warrants to the Standby Purchasers that:

(a)                                  Organization and Qualification.  The Company has no subsidiaries other than the Subsidiaries.  The Company and each of its Subsidiaries is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with corporate power and authority to own, lease, use and operate its properties and to carry on its business as now operated and conducted.  The Company and each of its Subsidiaries is duly qualified as a foreign corporation or limited liability company to do business and is in good standing in each jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.  Neither the Company nor any Subsidiary is in violation of any provision of its respective certificate or articles of incorporation, articles of organization, partnership agreement, bylaws or other organizational or charter documents, as the same may have been amended.

(b)                                 Authorization; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered by the Company and, subject to approval by the Company’s shareholders, constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)                                  Capitalization.  The authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, of which 6,008,033 shares are issued and outstanding; and (ii) 1,000,000 shares of Preferred Stock, of which no shares are issued and outstanding, as of the date hereof. As of the date of this Agreement, except as set forth on Schedule 3(c) or disclosed in the Company’s Proxy Statement filed on October 9, 2007, (A) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock and (B) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement).  All of the outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and were offered, sold and issued in compliance with all applicable federal and state securities laws and without violating any contractual obligation or any other preemptive or similar rights.

(d)                                 No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation, as amended, of the Company or the Bylaws, as amended, of the Company, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any Legal Requirement (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).  Neither the Company nor any of its Subsidiaries is in violation of its Certificate or Articles of Incorporation, bylaws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time would result in a default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect.  Except with respect to any filings or notices related to the issuance of the New Shares and the Securities to be filed with Nasdaq, if any, and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement.  All consents, authorizations, orders, filings and registrations that the Company is required to effect or obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

(e)           SEC Documents; Financial Statements.

(i)                                     Since December 31, 2005, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Act and the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”), or has timely filed for a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)                                  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, year end adjustments or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-

end audit adjustments).  Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2006, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or taken in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(iii)                               Except as set forth on Schedule 3(e), the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act).

(f)                                    Absence of Certain Changes.  Except as set forth on Schedule 3(f), since December 31, 2006, other than circumstances affecting the recreational vehicle and manufactured housing industries generally, there has not occurred any event or circumstance that has had, resulted in, or would reasonably be expected to have, a Material Adverse Effect.  Except with respect to the transactions contemplated hereby and except as set forth on Schedule 3(f), since December 31, 2006, the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected on the Company’s financial statements pursuant to GAAP, and (C) liabilities disclosed in filings made with the Commission.

(g)                                 Rights Offering Registration Statement.  At the time the Rights Offering Registration Statement becomes effective, the Rights Offering Registration Statement will comply in all material respects with the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Rights Offering Registration Statement becomes effective and at the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Rights Offering Registration Statement or the Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Standby Purchasers for use in the Rights Offering Registration Statement or in the Prospectus.

(h)                                 Proxy Statement.  The Proxy Statement will not, on the date it is first mailed to shareholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and will not, at the time the shareholders of the Company vote at a meeting of the shareholders of the Company, to approve (i) the Rights Offering and (ii) this Agreement and the transactions hereunder (the “Company Shareholder Approval”) omit to state any material fact necessary to correct any statement in any earlier communication from the Company with respect to the solicitation of proxies for the Company Shareholder Approval which shall have become false or misleading in any material respect. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information furnished to the Company in writing by the Standby Purchasers for inclusion or incorporation by reference in any of the foregoing documents.

(i)                                     Prospectus.  The documents incorporated by reference into the Prospectus, when they become effective or at the time they are filed with the Commission, as the case may be, will comply in all material respects with the applicable provisions of the Exchange Act.

(j)                                     Valid Issuance.  All of the Securities and New Shares will have been duly authorized for issuance prior to the Closing (assuming Company Shareholder Approval has been obtained), and, when issued and distributed as set forth in the Prospectus, will be validly issued, fully paid and non-assessable; and none of the Securities or New Shares will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Articles of Incorporation, as amended, the Company’s Bylaws, as amended, or any agreement or instrument to which the Company is a party or by which it is bound.

(k)                                  Absence of Litigation.  There is no Action pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries that (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, or (ii) would, if there were an unfavorable decision, have or reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(l)                                     Intellectual Property.  The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, copyrights, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, to the Company’s knowledge, as presently contemplated to be operated in the future); except as set forth on Schedule 3(l), there is no claim or Action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated and to the Company’s knowledge, the Company’s or its Subsidiaries’ current products and processes do not infringe on any Intellectual Property or other rights held by any person, except where any such infringement would not reasonably be expected to have a Material Adverse Effect.

(m)                               Tax Status.  The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

(n)                                 Permits; Compliance.

(i)                                     The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, “Permits”), and there is no Action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Permits.  Neither the

Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(ii)                                  Except as set forth on Schedule 3(n), since December 31, 2006, no event has occurred or, to the knowledge of the Company, circumstance exists that (with or without notice or lapse of time): (a) would reasonably be expected to constitute or result in a violation by the Company or any of its Subsidiaries, or a failure on the part of the Company or its Subsidiaries to comply with, any Legal Requirement; or (b) would reasonably be expected to give rise to any obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement, except in either case that would not reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 3(n), neither the Company nor any of its Subsidiaries has received any notice or other communication from any regulatory authority or any other person, nor does the Company have any knowledge regarding: (x) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (y) any actual, alleged, possible or potential obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement, except in either case that would not reasonably be expected to have a Material Adverse Effect.

(iii)                               The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to it and has taken reasonable steps such that the Company expects to be in a position to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder at such time as Section 404 becomes applicable to the Company.

(iv)                              The Company is, and has reason to believe that for the foreseeable future it will continue to be, in compliance with all applicable rules of the Nasdaq Stock Market.  The Company has not received notice from Nasdaq that the Company is not in compliance with the rules or requirements thereof.  The issuance and sale of the Securities under this Agreement does not contravene the rules and regulations of the Nasdaq Stock Market.

(o)                                 Environmental Matters.  “Environmental Laws” shall mean, collectively, all Legal Requirements, including any federal, state, local or foreign statute, laws, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued against the Company or its Subsidiaries, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.  Except for such matters as could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) the Company and its Subsidiaries have complied and are in compliance with all applicable Environmental Laws; (ii) without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained, have complied, and are in compliance with all Permits that are required pursuant to Environmental Laws for the occupation of their respective facilities and the operation of their respective businesses; (iii) none of the Company or its Subsidiaries has received any written notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any liabilities or potential liabilities (including fines, penalties, costs and expenses), including any investigatory, remedial or corrective obligations, relating to any of them or their respective facilities arising under Environmental

Laws, nor, to the knowledge of the Company is there any factual basis therefore; (iv) there are no underground storage tanks, polychlorinated biphenyls, urea formaldehyde or other hazardous substances (other than small quantities of hazardous substances for use in the ordinary course of the operation of the Company’s and its Subsidiaries’ respective businesses, which are stored and maintained in accordance and in compliance with all applicable Environmental Laws), in, on, over, under or at any real property owned or operated by the Company and/or its Subsidiaries; (v) there are no conditions existing at any real property or with respect to the Company or any of its Subsidiaries that require remedial or corrective action, removal, monitoring or closure pursuant to the Environmental Laws and (vi) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has contractually, by operation of law, or otherwise amended or succeeded to any liabilities arising under any Environmental Laws of any predecessors or any other Person.

(p)                                 Title to Property.  Except for any lien for current taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings and except as set forth on Schedule 3(p), the Company and its Subsidiaries have good and marketable title to all real property and all personal property owned by them which is material to the business of the Company and its Subsidiaries.  Any leases of real property and facilities of the Company and its Subsidiaries are valid and effective in accordance with their respective terms, except as would not have a Material Adverse Effect.

(q)                                 No Investment Company or Real Property Holding Company.  The Company is not, and upon the issuance and following the transactions contemplated by this Agreement will not be, an “investment company” as defined under the Investment Company Act of 1940 (“Investment Company”).  The Company is not controlled by an Investment Company.  The Company is not a United States real property holding company, as defined under the Internal Revenue Code of 1986, as amended (the “Code”).

(r)                                    No Brokers.  The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(s)                                  Registration Rights.  Except pursuant to the Registration Rights Agreement and this Agreement, neither the Company nor any Subsidiary is currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company or any Subsidiary registered with the Commission or registered or qualified with any other governmental authority.

(t)                                    Exchange Act Registration.  The Common Stock is registered pursuant to the Exchange Act, and the Company has taken no action designed to, or which, to the knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock.

(u)                                 Labor Relations.  No labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees of the Company that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(v)                                 Transactions with Affiliates and Employees.  Except as set forth in the SEC Documents, none of the officers or directors of the Company, and to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction or agreement with the Company (other than for services as employees, officers and directors) exceeding $100,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(w)                               Insurance.  The Company and its Subsidiaries have insurance policies in full force and effect of a type, covering such risks and in such amounts, and having such deductibles and exclusions as are customary for conducting businesses and owning assets similar in nature and scope to those of the Company and its Subsidiaries.  The amounts of all such insurance policies and the risks covered thereby are in accordance in all material respects with all material contracts and agreements to which the Company and/or its Subsidiaries is a party and with all applicable Legal Requirements.  With respect to each such insurance policy:  (i) the policy is valid, outstanding and enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally, equitable limitations on the availability of specific remedies and principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity); (ii) neither the Company nor any of its Subsidiaries is in breach or default with respect to its obligations thereunder in any material respect; and (iii) no party to the policy has repudiated, or given notice of an intent to repudiate, any provision thereof.

(x)                                   Approved Acquisitions of Securities; No Anti-Takeover Provisions.  Prior to Closing, the Company will have taken all necessary action, if any, required under the laws of the State of Indiana or otherwise to allow the Standby Purchasers to acquire the Securities pursuant to this Agreement, including the adoption of irrevocable resolutions approving and exempting from the restrictions in Section 18 and Section 19 of Chapter 43 of the IBCL the transactions contemplated by this Agreement.  Without limitation of the foregoing, the Company will have not amended its Bylaws to opt in to the provisions of the IBCL pertaining to the acquisition of a controlling interest (IBCL 23-1-42-1 through 23-1-42-11) with respect to the acquisition by the Standby Purchasers of the Securities.  Except for the Rights Agreement, the Company has no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation or Bylaws, each as amended (or similar charter documents), that is or could become applicable to the Standby Purchasers as a result of the Standby Purchasers and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation the Company’s issuance of the Securities and the Standby Purchasers’ ownership of the Securities.  Prior to Closing, the Company will have amended the Rights Agreement, dated March 21, 2006, as amended, by and between the Company and National City Bank, as Rights Agent (the “Rights Agreement”), to accommodate the issuance and sale of the Securities to the Standby Purchasers, in a form reasonably acceptable to the Standby Purchasers.

(y)                                 ERISA.  Based upon the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder: (i) neither the Company nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Code); (ii) the Company and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect to its plans; (iii) neither the Company nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); neither the Company nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than its or such Subsidiary’s employees; and (v) neither the Company nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

(z)                                   Disclosure.  The Company understands and confirms that the Standby Purchasers will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement.  All representations and warranties provided to the Standby Purchasers including the disclosures in the Company’s disclosure schedules attached hereto furnished by or on behalf of the Company, taken as a whole are true and correct and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or its Subsidiaries or its or their businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

Section 4.                                          Representations and Warranties of Standby Purchasers.  Each Standby Purchaser, severally and not jointly, represents and warrants to the Company, as to itself only, as follows:

(a)                                  Organization.  Such Standby Purchaser is a partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b)                                 Authorization.  This Agreement has been duly and validly authorized, executed and delivered by such Standby Purchaser and constitutes a binding obligation of such Standby Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)                                  Accredited Investor.  Such Standby Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and is acquiring the Securities for investment for its own account, with no present intention of dividing its participation with others (other than in accordance with Section 12 hereof) or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws.

(d)                                 Resale of Securities.  Such Standby Purchaser understands that: (i) other than pursuant to the Registration Rights Agreement, the resale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be sold or otherwise transferred unless (a) the Securities are sold or transferred pursuant to an effective registration statement under the Securities Act, (b) at the Company’s request, such Standby Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to the Company’s counsel) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) the Securities are sold pursuant to Rule 144 promulgated under the Securities Act; (ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act may be made only in accordance with the terms of such Rule; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Such Standby Purchaser acknowledges that an appropriate restrictive legend will be placed on the certificate or certificates representing the Securities that may be issued pursuant to this Agreement in a form substantially similar to the legend set forth below (and a stop-transfer order may be placed against transfers of the certificates evidencing such Securities).  The legend shall be removed upon the effectiveness of a registration statement filed pursuant to the Registration Rights Agreement.

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).  THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION.”

Section 5.                                          Deliveries at Closing.

(a)                                  At the Closing, the Company shall deliver to each Standby Purchaser the following:

(i)                                     A certificate or certificates representing the number of shares of Common Stock issued to such Standby Purchaser pursuant to Section 2 hereof; and

(ii)                                  A certificate of an officer of the Company on its behalf to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the Closing Date, with the same effect as if made on the Closing Date.

(b)                                 At the Closing, each Standby Purchaser shall deliver to the Company the following:

(i)                                     Payment of the Subscription Price of the Securities purchased by such Standby Purchaser, as set forth in Section 2(c) hereof; and

(ii)                                  A certificate of such Standby Purchaser to the effect that the representations and warranties of such Standby Purchaser contained in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

Section 6.                                          Covenants.

(a)                                  Covenants. The Company agrees as follows between the date hereof and the Closing Date:

(i)                                     To use its reasonable best efforts to have the Board recommend to the shareholders of the Company to approve this Agreement and the transactions contemplated hereunder;

(ii)                                  To as soon as reasonably practicable (A) seek the Company Shareholder Approval and (B) file with the Commission the Rights Offering Registration Statement and the Proxy Statement;

(iii)                               To use reasonable best efforts to cause the Rights Offering Registration Statement, and any amendments thereto to become effective as promptly as possible, and to cause the Proxy Statement to be cleared by the Commission as promptly as practicable;

(iv)                              To use reasonable best efforts to effectuate the Rights Offering;

(v)                                 As soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise the Standby Purchasers with a confirmation in writing, of (A) the time when the Rights Offering Registration Statement, or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Rights Offering Registration Statement, or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the New Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (D) the receipt of any comments from the Commission, and (E) any request by the Commission for any amendment to the Rights Offering Registration Statement, or any amendment or supplement to the Prospectus or for additional information. The Company will use its reasonable best efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;

(vi)                              To operate the Company’s business in the ordinary course of business consistent with past practice;

(vii)                           To notify, or to cause the subscription agent for the Rights Offering (the “Subscription Agent”) to notify the Standby Purchasers, on each Friday during the exercise period of the Rights, or more frequently if reasonably requested by the Standby Purchasers, of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be;

(viii)                        Not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, except for (A) shares of Common Stock issuable upon exercise of stock options existing on the date hereof, and (B) an additional 30,108 shares of Common Stock in connection with a stock bonus program established by the Company for the benefit for certain Company employees in connection with integration activities relating to the Company’s acquisition of Adorn  Holdings, Inc.

(ix)                                Not to authorize any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of Common Stock;

(x)                                   Not to declare or pay any dividends or repurchase any shares of Common Stock; and

(xi)                                Not to incur any indebtedness or guarantees thereof, other than borrowings in the ordinary course of business and consistent with past practice.

(b)                                 Expense Reimbursement. The Company agrees to promptly reimburse the Standby Purchasers for all of their reasonable out-of-pocket costs and expenses and reasonable attorneys’ fees (collectively, “Expenses”) incurred by the Standby Purchasers in connection with this Agreement, the drafting and negotiation of documentation in connection with the transactions contemplated hereunder and all other activities relating to the transactions contemplated hereunder upon the Company’s receipt of all reasonably requested documentation to support the incurrence by the Standby Purchasers of such Expenses.

(c)                                  Public Statements. Neither the Company nor the Standby Purchasers shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party hereto, which consent shall not be unreasonably withheld or delayed, except (i) if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable, or (ii) the filing of an amendment or amendments to Schedule 13D of the Standby Purchasers, to which a copy of this Agreement may be attached as an exhibit thereto.

(d)                                 Rights Agreement. As soon as practicable after the date hereof, the Company shall amend the Rights Agreement to permit the acquisition by the Standby Purchasers and their respective Affiliates of the shares of Common Stock contemplated by Section 2 of this Agreement.

(e)                                  Access to Information.  Between the date hereof and the Closing Date, the Company will afford, to the officers, accountants, attorneys and authorized representatives of the Standby Purchasers, reasonable access during normal business hours to the corporate and other offices, personnel, advisors, consultants, properties, contracts, commitments, books and records of the Company and its Subsidiaries, whether such documents are located on the premises of the Company or elsewhere.  The Company shall furnish the Standby Purchasers with all such statements (financial and otherwise), records and documents or copies thereof, and other information concerning the business and affairs of the Company and its Subsidiaries as the Standby Purchasers shall from time to time reasonably request.  The Company further agrees to cause its accountants, attorneys and other representatives to fully cooperate with Standby Purchasers and their representatives in connection with the right of access granted herein.

Section 7.                                          Conditions to Closing.

(a)                                  The obligations of each Standby Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)                                     The representations and warranties of the Company in Section 3 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date);

(ii)                                  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any Material Adverse Effect and no event shall have occurred or circumstance shall exist which would reasonably likely result in a Material Adverse Effect;

(iii)                               As of the Closing Date, none of the following events shall have occurred and be continuing: (A) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq Stock Market or trading in securities generally on the Nasdaq Stock Market, the New York Stock Exchange or the American Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either such exchange or the Nasdaq Stock Market, (B) a banking moratorium shall have been declared either by U.S. federal or New York State authorities, or (C) there shall have occurred any material new outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis which has a material adverse effect on the U.S. financial markets (collectively, a “Market Adverse Effect”);

(iv)                              As of the Closing Date, the Company shall not have amended its Bylaws to opt back in to the provisions of the IBCL pertaining to the acquisition of a controlling interest (IBCL 23-1-42-1 through 23-1-42-11); provided, however, that the Company may so amend its Bylaws to opt into the provisions of Chapter 42 of the IBCL once the purchase and issuance of the Securities hereunder is complete;

(v)                                 The Board shall have adopted irrevocable resolutions approving and exempting from the restrictions in Section 18 and Section 19 of Chapter 43 of the IBCL the transactions contemplated by this Agreement.

(vi)                              As of the Closing Date, the amendment to the Rights Agreement referenced in Section 6(d) shall continue to be in full force and effect to accommodate the issuance and sale of the Securities to the Standby Purchasers and to allow the Standby Purchasers to purchase all of the Securities issued pursuant to this Agreement; and

(b)                                 The obligations of the Company to consummate the transactions contemplated hereunder are subject to the representations and warranties of the Standby Purchasers in Section 4 being true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date).

(c)                                  The obligations of each of the Company and the Standby Purchasers to consummate the transactions contemplated hereunder in connection with the Rights Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)                                     No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Rights Offering or the transactions contemplated by this Agreement;

(ii)                                  The Standby Purchasers and the Company shall have entered into the Securities Purchase Agreement and the Standby Purchasers and the Company shall have consummated the purchase and sale of Common Stock provided for thereunder.

(iii)                               The Rights Offering Registration Statement shall have been filed with the Commission and declared effective; no stop order suspending the effectiveness of the Rights Offering Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or otherwise shall have been complied with;

(iv)                              The Rights Offering and the transactions contemplated hereunder shall have been approved by the affirmative vote of a majority of the shares of the Company’s securities present in person or by proxy at the meeting of shareholders and entitled to vote on the matter; and

(v)                                 The New Shares and the Securities shall have been authorized for listing on the Nasdaq Stock Market.

Section 8.                                          Termination.

(a)                                  This Agreement may be terminated at any time prior to the Closing Date, by either Standby Purchaser by written notice to the other parties hereto if there is a Material Adverse Effect or a Market Adverse Effect, in either case that is not cured within fifteen (15) days after the occurrence thereof.

(b)                                 This Agreement may be terminated at any time prior to the Closing Date, by the Company on one hand or by either of the Standby Purchasers on the other hand by written notice to the other parties hereto:

(i)                                     if there is a material breach of this Agreement by the other party that is not cured within fifteen (15) days after receipt of written notice by such breaching party; or

(ii)                                  if the Closing has not occurred on or prior to July 31, 2008 for any reason whatsoever, other than a material breach hereunder by such terminating party or failure of the closing condition specified in Section 7(a)(iii).

Section 9.                                          Indemnification and Contribution.

(a)                                  The Company shall indemnify and hold harmless the Standby Purchasers and each other Person who participated in the offering of any Securities hereunder and each other Person, if any, who controls either Standby Purchaser or such participating Person within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as the “Standby Indemnified Persons”), against any losses, claims, damages or liabilities, joint or several, to which any of the Standby Indemnified Persons may become subject as a result of (i) any breach by the Company of any of its representations or warranties contained herein or in any certificate delivered hereunder or (ii) this Agreement or the performance of the transactions contemplated hereby, including under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (B) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Standby Indemnified Person for any reasonable legal or any other expenses reasonably incurred by such Standby Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to any Standby Indemnified Person to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Standby Indemnified Person specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Standby Indemnified Person, and shall survive the transfer of such Securities or New Shares by such Standby Indemnified Person.

(b)                                 Each Standby Purchaser, severally, and not jointly, agrees to indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as the “Company Indemnified Persons” and together with the Standby Indemnified Persons, the “Indemnified Persons”) against any losses, claims, damages or liabilities to which any of the Company Indemnified Persons may become subject (i) as a result of any breach by such Standby Purchaser of any of its representations or warranties contained herein or in any certificate delivered hereunder or (ii) under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information provided in writing to the Company by such Standby Purchaser specifically for use in any registration statement under which Securities are registered under the Securities Act at the request of such Standby Purchaser, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

(c)                                  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person, except to the extent the indemnifying party is actually prejudiced thereby) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing, which consent shall not be unreasonably withheld or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d)

(i)                                     If the indemnification provided for in this Section 9 is unavailable to an Indemnified Person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Person in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the Indemnified Persons, and their relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii)                                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 10.                                   Survival. The representations and warranties of the Company and the Standby Purchasers contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.  Notwithstanding anything to the contrary contained in this Agreement, the provisions of Sections 9 through 15 shall survive the termination of this Agreement.

Section 11.                                   Notices. Any notices required or permitted to be given under the terms of this Agreement shall be delivered personally or by courier (including a recognized, receipted overnight delivery service) or by facsimile (with a copy delivered by receipted overnight delivery service) and shall be effective upon receipt, if delivered personally or by courier (including a recognized, receipted overnight delivery service) or by facsimile, in each case addressed to a party.  The addresses for such communications shall be:

If to the Company:

Patrick Industries, Inc.

107 West Franklin Street

Elkhart, Indiana 46516

Attention:  Andy Nemeth

Telephone:	(574) 294-7511
Facsimile:	(574) 522-5213

With copy to:

McDermott Will & Emery LLP

227 West Monroe Street

Chicago, Illinois 60606-5096

Attention:  Robert A. Schreck, Jr., Esq.

Telephone:	(312) 984-7582
Facsimile:	(312) 984-7700

If to the Standby Purchasers:

Tontine Capital Partners, L.P.

55 Railroad Avenue, 1st Floor

Greenwich, Connecticut 06830

Attention: Mr. Joseph V. Lash

Telephone:	(203) 769-2000
Facsimile:	(203) 769-2010

Tontine Capital Overseas Master Fund, L.P.

55 Railroad Avenue, 1st Floor

Greenwich, Connecticut 06830

Attention: Mr. Joseph V. Lash

Telephone:	(203) 769-2000
Facsimile:	(203) 769-2010

With copy to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 W. Madison Street, Suite 3900

Chicago, Illinois  60606

Attention: Sarah M. Bernstein, Esq.

Telephone:	(312) 984-3100
Facsimile:	(312) 984-3150

Each party shall provide notice to the other parties of any change in address.

Section 12.                                   Assignment.  This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns, including any person to whom Securities are transferred in accordance herewith. This Agreement, or the Standby Purchasers’ obligations and rights hereunder, may be assigned, delegated or transferred, in whole or in part, by either Standby Purchaser to any Affiliate of such Standby Purchaser over which such Standby Purchaser or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, provided that any such assignee assumes the obligations of such Standby Purchaser hereunder and agrees to be bound by the terms of this Agreement in the same manner as such Standby Purchaser. Either Standby Purchaser or any of such Standby Purchaser’s Affiliates may assign, delegate or transfer, in whole or in part, its Basic Subscription Privilege to any other Affiliate or to the Standby Purchasers.  Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve such Standby Purchaser of its obligations hereunder if such assignee fails to perform such obligations.

Section 13.                                   Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 14.                                   Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Indiana, without giving effect to the conflict of laws provisions thereof.

Section 15.                                   Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 16.                                   Extension or Modification of Rights Offering. Without the prior written consent of the Standby Purchasers, the Company may (i) waive irregularities in the manner of exercise of the Rights, and (ii) waive conditions relating to the method (but not the timing) of the exercise of the Rights to the extent that such waiver does not materially adversely affect the interests of the Standby Purchasers.

Section 17.                                   Miscellaneous.

(a)                                  The Company shall not after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to holders of Securities in this Agreement.

(b)                                 The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c)                                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.  This Agreement, once executed by a party, may be delivered to the other party hereto by electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

PATRICK INDUSTRIES, INC.

By:	/s/ Paul E. Hassler
Paul E. Hassler, President

TONTINE CAPITAL PARTNERS, L.P.

By:	TONTINE CAPITAL MANAGEMENT, L.L.C., its general partner

	By:	/s/ Jeffrey L. Gendell
Jeffrey L. Gendell, its managing member

TONTINE CAPITAL OVERSEAS MASTER FUND, L.P.

By:	TONTINE CAPITAL OVERSEAS GP, L.L.C., its general partner

	By:	/s/ Jeffrey L. Gendell
Jeffrey L. Gendell, its managing member

S-1

ANNEX A

PATRICK INDUSTRIES, INC.

Term Sheet

Issuer:	Patrick Industries, Inc. (the “Company”)

Offering Size:	Common equity rights offering of approximately $7,875,000 million

Authorization:	Prior approval of the Company’s Board of Directors and subject to shareholder approval

Rights Offering:

The Company will distribute to holders of its common stock (the “Eligible Participants”), at no charge, one subscription right for each share of the Company’s common stock that Eligible Participants own as of the Record Date

Basic Subscription Privilege:	Each subscription right will entitle Eligible Participants to purchase 0.157717 of a share of common stock, upon payment of the Subscription Price in cash

Subscription Commitment:

Tontine Capital Partners, L.P. (“TCP”) and Tontine Capital Overseas Master Fund, L.P. (“TCO,” and collectively with TCP, “Tontine”) and/or their affiliates will act as standby purchasers in the rights offering for all of the unsubscribed shares

Launch Date:	To be determined

Record Date:	The Record Date is to be the Launch Date at 5:00 p.m. Chicago time

Expiration Date:	The rights would expire no later than 30 days after the Launch Date. Rights not exercised by the Expiration Date will be null and void

Subscription Price:	The Subscription Price shall be $7.00 per share and will be paid in cash. All payments must be cleared on or before the Expiration Date

Transferability of Rights:	The subscription rights may not be sold, transferred or assigned

Use of Proceeds:	To prepay the 9.5% Senior Subordinated Promissory Notes in the original aggregate principal amount of $13,975,000 issued to Tontine and to pay related accrued interest.

Subscription Agent:	National City Bank

Registration Rights:	Pursuant to the Amended and Restated Registration Rights Agreement

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Other Conditions:

Subject to the following conditions: (i) satisfactory negotiation and execution of definitive documentation; (ii) amendment of the Company’s Shareholder Rights Plan to accommodate Tontine’s potential pro forma ownership after giving effect to the rights offering and the purchase of any unsubscribed shares; and (iii) irrevocable resolutions adopted by the Company’s board approving and exempting from the restrictions in Section 18 and Section 19 of Chapter 43 of the IBCL the transactions contemplated hereby

Expenses:	All of the expenses incurred by Tontine are to be reimbursed by the Company

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